Exhibit 10.1

PICARD MEDICAL, INC.

AMENDED AND RESTATED 2021 EQUITY INCENTIVE PLAN

1. Purpose of the Plan. The Company has adopted the Amended and Restated 2021 Equity Incentive Plan to (a) attract, retain and motivate individual service providers to the Company and its Related Companies by providing them the opportunity to acquire an equity interest in the Company and (b) align their interests and efforts with the long- term interests of the Company’s stockholders.

2. Definitions. Capitalized terms used in the Plan have the meanings set forth in Appendix A.

3. Administration.

(a) Plan Administrator. The Plan Administrator is the Board or a Committee duly authorized by the Board (for so long as such authorization is extended). The Board and any Committee may have concurrent authority to administer the Plan. All references in the Plan to the “Plan Administrator” will be to the Board or the authorized Committee. For so long as such a Committee is not duly constituted under the Company’s Charter and applicable listing standards, the Board will act directly as Plan Administrator.

(b) Powers of Plan Administrator. The Plan Administrator will have full power and exclusive authority, subject to the terms of this Plan, restrictions under Applicable Law, and the delegation of authority from the Board, to:

(i) select which Eligible Persons will be granted Awards;

(ii) determine the type of Awards, number of shares of Common Stock covered by the Award, the Fair Market Value of the shares, and the terms and conditions of that Award (including when the Award may vest, be exercised (including prior to vesting), or settled, whether the Award carries rights to dividends or dividend equivalents, and whether the Award is to be settled in cash, shares of Common Stock, or other property) and the form of Award Agreement;

(iii) determine whether, to what extent and under what circumstances Awards may be amended (including to waive restrictions, accelerate vesting or extend exercise periods), tolled, cancelled or terminated;

(iv) interpret and administer the Plan, any Award Agreement and any other agreements or documents related to the administration of Awards;

(v) establish rules, and delegate ministerial duties to the Company’s employees consistent with Applicable Law, for the proper administration of the Plan; and

(vi) make any other determination and take any other action that the Plan Administrator deems necessary or desirable for administration of the Plan.

The Plan Administrator’s decisions will be final, conclusive and binding on all persons, including the Company, any Participant, any stockholder and any Eligible Person.

4. Shares Subject to the Plan.

(a) Authorized Number of Shares. Subject to adjustment from time to time as provided in this Plan, the number of shares of Common Stock available for issuance under the Plan will be 18,000,000 shares (the “Share Reserve”). Shares issued under the Plan will be drawn from authorized and unissued shares or treasury shares, which may include shares subsequently reacquired by the Company.

(b) Share Use.

(i) Shares of Common Stock covered by an Award will not reduce the available Share Reserve unless and until they are issued to a Participant on the Company’s stockholder ledger.

(ii) If (A) any Award lapses, expires, terminates or is canceled prior to the issuance of shares thereunder, (B) shares under an Award are issued to a Participant and thereafter are forfeited to or otherwise withheld or reacquired by the Company (including to pay the exercise price or applicable tax withholdings due on an Award, as part of the Company’s vested share repurchase right, or as part of a negotiated repurchase by the Company and the Participant), or (C) an Award is settled in cash, then those shares that are either not issued under the Award, or that are issued and then forfeited or reacquired under the Award, will remain, or again become, available for issuance under the Plan.

(iii) If a Participant receives dividends or dividend equivalents in respect of an Award in the form of shares or reinvests cash dividends or dividend equivalents paid in respect of Awards into shares of Common Stock, those shares will not reduce the Share Reserve, unless expressly determined otherwise by the Plan Administrator.

(iv) The Plan Administrator may grant Substitute Awards under the Plan. If the Board approves a written agreement between the Company and an Acquired Entity pursuant to which a merger or consolidation is completed and that agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, the grant of those substitute or assumed awards will be deemed to be the action of the Plan Administrator without any further action by the Plan Administrator, and the persons holding the newly substituted or assumed Awards will be deemed to be Participants.

5. Eligibility. The Plan Administrator may grant Awards (a) to any employee (including any officer or founder) of the Company or a Related Company and (b) to any independent contractor (including directors, consultants and advisors) who is a natural person for bona fide services rendered to the Company or any Related Company, provided (i) the services are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities and (ii) the grant of an Award does not cause the Company to lose the ability to make grants under this Plan in reliance on Rule 701 of the Securities Act.

6. Provisions Applicable to All Awards.

(a) Grant Date. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Plan Administrator, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, received by, or accepted by, the Participant.

(i) Clerical Errors. If the Plan Administrator’s records (e.g., consents, resolutions or minutes) documenting the corporate action granting the Award contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement as a result of a clerical error in the papering of the Award Agreement, the Plan Administrator’s records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement.

(ii) Grants Prior to Start Date. If the Plan Administrator attempts to grant an Award effective as of a date in the future, and if the Award recipient is not in service with the Company or a Related Company as of that future date (either due to failure to commence service by that future date or a Termination of Service), then as of that future date, the Award will be deemed null, void and of no force and effect without any further action by the Plan Administrator, and the individual will have no rights, title or interests in or to the Award or the shares of Common Stock underlying the Award. To the maximum extent permitted in compliance with Applicable Law, in the case of any attempt to grant an Option or SAR as of a future date, if the Fair Market Value of the Company’s Common Stock has increased between the date of the Plan Administrator’s action to grant the Award as of a future date and that actual future date, the Award will be automatically repriced to have an exercise price equal to the higher Fair Market Value on that future date, even if the Fair Market Value is not determined by the Plan Administrator until a date after that future date.

(iii) Insufficient Shares. If, on the Grant Date of an Award, there are not sufficient shares in the Share Reserve to cover the shares that may become issuable under the Award, that Award will not become exercisable or settled unless and until the necessary corporate actions have been taken to increase the Share Reserve. If, by the first anniversary of the Grant Date, such corporate actions have not been taken, and to the extent such corporate actions are necessary for compliance of the Award with Applicable Laws, then the Award will terminate automatically on that date and the Participant will have no further rights, title or interests in or to the Award or the shares underlying the Award.

(b) Evidence of Awards. The Plan Administrator will document all Awards by a written instrument (including electronic writings such as smart contracts and distributed ledger entries) that contain the material terms of the Award, including but not limited to the consideration to be paid to receive the Award (including the Participant’s services to the Company or a Related Company), the exercise or purchase price (if any), the vesting schedule (including any performance vesting triggers), and the Company’s rights to repurchase or reacquire the shares subject to the Award.

(c) Other Governing Documents. The Plan Administrator may require a Participant, as a condition to receiving shares under the Plan, to (i) become a party to a stock purchase agreement, voting proxy, stockholders agreement or any other similar agreement, in the form designated by the Plan Administrator, pursuant to which the Participant grants to the Company and/or its other stockholders certain rights, including but not limited to co- sale rights, Transfer restrictions and voting restrictions with respect to the shares acquired by the Participant under the Plan; and (ii) sign any additional documentation as reasonably required by the Plan Administrator for compliance with Applicable Laws and the orderly administration of the Plan.

(d) Payments for Shares and Taxes. The Plan Administrator will determine the forms of consideration a Participant may use to pay the exercise or purchase price for shares issued under Awards and any withholding taxes or other amounts due in connection with Awards. A Participant must pay all consideration due in connection with the Award (including withholding taxes) before the Company will issue the shares being acquired. The Plan Administrator may (but is not required to) permit the use of the following forms of consideration:

(i) cash or cash equivalent, including checks, wire transfers, ACH payments, and convertible virtual currencies;

(ii) having the Company withhold shares of Common Stock and any other consideration that would otherwise be issued under an Award (other than in respect of an Incentive Stock Option) that have an aggregate Fair Market Value on that date equal to the consideration owed to the Company, including in connection with a Change of Control (a “Withhold to Cover”);

(iii) tendering (either actually or, if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, by attestation) shares of Common Stock owned by the Participant free and clear of any liens, claims or other encumbrances that have an aggregate Fair Market Value on that date equal to the consideration owed to the Company, but only if the tender will not result in any adverse accounting consequences to the Company;

(iv) tendering the cash proceeds resulting from a sale to a third-party investor of some of the shares subject to the Award, but only if the investor is approved by the Plan Administrator at that time under a private liquidity assistance program approved by the Plan Administrator (a “Private Sell to Cover”);

(v) if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, and to the extent permitted by Applicable Laws, delivery of a properly executed agreement, together with irrevocable instructions to a brokerage firm designated or approved by the Company to deliver promptly to the Company the aggregate amount of proceeds to pay the consideration due to the Company, all in accordance with the regulations of the Federal Reserve Board (a “Public Sell to Cover”);

(vi) solely to the extent permitted by Applicable Law, delivery of a full recourse promissory note that bears interest at a rate specified by the Plan Administrator that is not less than the rate required to avoid imputation of interest (taking into account any exceptions to the imputed interest rules) for federal income tax purposes and such other terms as are necessary to avoid adverse financial accounting charges; and/or

(vii) such other consideration as the Plan Administrator may permit.

A Participant may request or authorize the Plan Administrator to withhold amounts owed under this Plan from cash payments otherwise owed to the Participant by the Company or a Related Company. If a Participant engages in a Withhold to Cover transaction to pay for applicable tax withholdings, the value of the shares so withheld may not exceed the employer’s applicable maximum required tax withholding rate or such other applicable rate as is necessary to avoid adverse treatment for financial accounting purposes, as determined by the Plan Administrator.

(e) Vesting. Unless otherwise provided by the Plan Administrator, a Participant will cease vesting in an Award at the time of the Participant’s Termination of Service and the Participant will have no further rights, title or interest in or to the unvested portion of the Award following the Termination of Service.

(f) Performance-Based Awards. The Plan Administrator may grant Awards subject to performance- based conditions. The Plan Administrator may choose the performance-based conditions in its sole discretion, which may be determined on a Company-wide, divisional, business unit or individual basis and may include the Performance Metrics. The time period during which the performance-based conditions must be met will be called the “Performance Period.”

(g) Change in Service; Leaves of Absence. The Plan Administrator will determine the effect on Awards of a Participant’s leave of absence or change in hours of employment or service. In general, if, after the Grant Date of any Award to a Participant, the Participant’s regular level of time commitment in the performance of the Participant’s services for the Company and any Related Companies is reduced (for example, and without limitation, if the Participant has a change in status from a full-time employee to a part-time employee, or if the Participant goes on a leave of absence without using paid vacation or sick days), the Plan Administrator has the right in its sole discretion (and without the need to seek or obtain the consent of the affected Participant) to (i) make a corresponding reduction in the number of shares, other property or cash subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (ii) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award (but only if the modification would not cause the Participant to incur penalties or additional taxation under Section 409A). If an Award is reduced, the Participant will have no right with respect to the portion of the Award that is so reduced.

(h) Applicability of Award Terms to New Property. If a Participant receives new or additional shares of Common Stock, other securities, other property, or cash in respect of an Award, those shares, securities, property and cash will be subject to all the same terms of the Plan and the Award Agreement as applied to the underlying shares of Common Stock subject to that Award.

(i) Recoupment. All Awards are subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Law. The implementation of any clawback policy will not be deemed a triggering event for purposes of any definition of “good reason” for resignation or “constructive termination.”

(j) Investigations. If a Participant’s employment or service relationship with the Company is suspended pending an investigation of whether the Participant will be terminated for Cause, all the Participant’s rights under any Award will likewise be suspended during the period of investigation.

(k) No Obligation to Notify or Minimize Taxes. The Company and the Plan Administrator will have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising Participant’s rights under an Award. Furthermore, the Company will have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award.

7. Options, Warrants & SARs.

(a) Exercise Price.

(i) Generally, the Plan Administrator may not grant Options, Warrants or SARs with an exercise price per share less than 100% of the Fair Market Value of the Common Stock on the Grant Date.

(ii) The Plan Administrator may grant Options, Warrants or SARs with a price less than 100% of the Fair Market Value in the case of (A) Substitute Awards, (B) Awards that are granted in a manner exempt from or compliant with Section 409A, or (C) Awards granted to Participants who are not, on the Grant Date, subject to Section 409A.

(iii) The Plan Administrator may, with the consent of any adversely affected Participant, (A) reduce the exercise or strike price of an outstanding Option, Warrants or SAR, (B) cancel any outstanding Option, Warrants or SAR and the grant in substitution therefor of a new (1) Option, Warrants or SAR, (2) Restricted Stock, (3) Restricted Stock Units, (4) cash and/or (5) other valuable consideration determined by the Plan Administrator, in its sole discretion, with any such substituted award (x) covering the same or a different number of shares of Common Stock as the cancelled Award and (y) granted under the Plan or another equity or compensatory plan of the Company or (C) take any other action that is treated as a repricing under generally accepted accounting principles.

(b) Term. The maximum term of an Option, Warrants or SAR will be 10 years from the Grant Date, subject to earlier termination in accordance with the terms of the Plan and the Award Agreement.

(c) Conditions to Exercise.

(i) To exercise an Option, Warrants or SAR, the Participant must deliver (A) the exercise agreement stating the number of shares being purchased and, if applicable, the account number or digital wallet address into which the shares should be deposited, (B) payment in full of the exercise price and any tax withholding obligations, and (C) any additional documents, including a joinder to a voting agreement or stockholders’ agreement, requested or required by the Company as a condition to exercise. The Company will not initiate the settlement on the exercise of an Option, Warrants or SAR until the Company has verified that all conditions necessary for the exercise of the Award have been satisfied (including compliance with Applicable Laws), all the foregoing steps have been completed and the Company initiates the issuance of the shares in the Participant’s name. The Company will issue exercised shares promptly after the exercise.

(ii) If a Participant is exercising an Option prior to vesting and wishes to make an election under Section 83(b), such Participant must deliver a completed copy of Participant’s Section 83(b) election to the Internal Revenue Service within 30 days after exercise and pay all taxes due in connection with that election. In addition, the Participant must deliver to the Company, within 60 days after exercise, evidence of timely receipt of the Section 83(b) election by the Internal Revenue Service. If a Participant fails to satisfy these requirements or fails to make a Section 83(b) election at all, the Plan Administrator will instruct the Company to withhold/remit (if applicable) taxes on, and report to the applicable taxing authorities, the income recognized on each subsequent vesting date of the Award in accordance with Applicable Law.

(iii) The Plan Administrator may modify the exercise agreement form, and the procedure for exercise, from time to time, including after the Grant Date of an Award, without the Participant’s consent. The Plan Administrator may restrict exercise to those times when the exercise will not violate Applicable Laws and the Plan Administrator has a reasonable basis to determine Fair Market Value. In addition, the Plan Administrator may prohibit exercise in anticipation of a material corporate event (including a financing or Change of Control) or during any “blackout” or “closed” trading windows under the Company’s insider trading policies (as amended from time to time).

(iv) The Plan Administrator may require that an Option may be exercised only for whole shares and for not less than a reasonable number of shares at any one time.

(d) Non-Exempt Employees. If an Option, Warrant or SAR is granted to an employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, the Option or SAR will not be first exercisable for any shares of Common Stock until at least 6 months following the Grant Date of the Option, Warrant or SAR (although the Award may vest prior to such date). Consistent with the provisions of the Worker Economic Opportunity Act, (i) if such non-exempt employee dies or suffers a disability, (ii) on a Change of Control in which such Option, Warrant or SAR is not assumed, continued, or substituted, or (iii) on the Participant’s retirement (as such term may be defined in the Participant’s Award Agreement or in another agreement between the Participant and the Company, or, if no such definition, in accordance with the Company’s then current employment policies and guidelines), the vested portion of any Options, Warrants and SARs may be exercised earlier than 6 months following the Grant Date. The foregoing provision is intended to operate so that any income derived by a non-exempt employee from the exercise or vesting of an Option, Warrant or SAR will be exempt from such employee’s regular rate of pay. If required for compliance with the Worker Economic Opportunity Act to ensure that any income derived by a non- exempt employee from the exercise, vesting or issuance of any shares under any other Award will be exempt from the employee’s regular rate of pay, the provisions of this paragraph will apply to all Awards and are hereby incorporated by reference into such Award Agreements.

(e) Effect of Termination of Service. The Plan Administrator will establish and define in the Award Agreement how an Option or SAR will be treated on a Termination of Service. Unless otherwise set forth in the Award Agreement or otherwise determined by the Plan Administrator, the following treatment will apply:

(i) Any portion of an Award that is not vested and exercisable on the date of a Participant’s Termination of Service will expire on the date that is 3 months after the Termination of Service. Any Award that remains outstanding and unvested during this 3-month period is ineligible for accelerated vesting in connection with a Change of Control during that 3-month period (absent express and specific approval by the Board) and will expire on the day prior to the closing of the Change of Control.

(ii) Any portion of an Award that is vested and exercisable on the date of a Participant’s Termination of Service will expire on the earliest to occur of the following, if not exercised by that date:

(A) if the Participant’s Termination of Service occurs for reasons other than Cause, Disability or death, the date that is 3 months after such Termination of Service;

(B) if the Participant’s Termination of Service occurs by reason of Cause, the date of the Termination of Service;

(C) if the Participant’s Termination of Service occurs by reason of death or Disability, the date that is 12 months after such Termination of Service;

(D) if the Plan Administrator determines during any of the foregoing post-termination exercise periods that Cause for termination existed at the time of the Participant’s Termination of Service, immediately on such determination;

(E) if, during any of the foregoing periods, the Company undergoes a Change of Control and the successor or acquiring entity refuses to assume, continue, replace or substitute an equivalent Award, then on the closing of the Change of Control; and

(F) the Award Expiration Date.

(f) Extension Under Limited Circumstances. The Plan Administrator may provide that:

(i) if the exercise of an Option or SAR following a Participant’s Termination of Service (other than upon the Participant’s death or Disability) would result in liability under Section 16(b) of the Exchange Act, then the Award will terminate on the earlier of (A) the Award Expiration Date, or (B) the 10th day after the last date on which such exercise would result in liability under Section 16(b) of the Exchange Act; or

(ii) if the exercise of an Award following a Participant’s Termination of Service (other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Award will terminate on the earlier of (A) the Award Expiration Date or (B) 30 days after the date on which the exercise of the Award would not be in violation of such requirements.

8. Incentive Stock Option Limitations. The terms of an Incentive Stock Option must comply in all respects with Section 422 of the Code, or any successor provision, and any applicable regulations thereunder, each of which is incorporated by reference into this Plan. The Plan Administrator will construe the terms of any Option granted as an Incentive Stock Option within the meaning of Section 422 of the Code, and if the Option (or a portion thereof) does not meet the requirements of Section 422 of the Code, that Option (or that portion) will be treated as a Nonqualified Stock Option The requirements of Section 422 include the following:

(a) ISO Limit. The maximum number of shares that may be issued on the exercise of Incentive Stock Options will equal twice the Share Reserve (the “ISO Limit”). Each increase to the Share Reserve authorized by the Board and stockholders after the Effective Date will also result in a corresponding 2x increase in this ISO Limit, unless otherwise expressly provided in the Board or stockholder resolutions approving such increase.

(b) ISO Granting Period. No Incentive Stock Options may be granted more than 10 years after the later of (i) the adoption of the Plan by the Board and (ii) the adoption by the Board of any amendment to the Plan that constitutes the adoption of a new plan for purposes of Section 422 of the Code. For clarity, any stockholder approved amendment of the Share Reserve that also amends the ISO Limit will be deemed the adoption of a new plan for purposes of Code Section 422 and therefore an extension of the period in which Incentive Stock Options may be granted, unless otherwise expressly provided for in the stockholder resolutions approving such increase.

(c) ISO Qualification. If the aggregate Fair Market Value (determined as of the Grant Date) of Common Stock with respect to which a Participant’s Incentive Stock Options become exercisable for the first time during any calendar year (under the Plan and all other stock option plans of the Company and its parent and subsidiary corporations) exceeds $100,000 (or such other limit established by the Code), or if the Option otherwise does not comply with the requirements under Section 422 of the Code, the Option (or the portion that does not meet the requirements of Section 422) will be treated as a Nonqualified Stock Option. Options will be taken into account in the order in which they were granted. If the Participant holds 2 or more such Options that become exercisable for the first time in the same calendar year, such limitation will be applied on the basis of the order in which such Options are granted.

(d) Eligible Employees. Individuals who are not employees of the Company or one of its parent or subsidiary corporations may not be granted Incentive Stock Options. This Plan does not prohibit the grant of Incentive Stock Options to employees who reside or work outside of the United States.

(e) Exercise Price. Incentive Stock Options will be granted with an exercise price per share not less than 100% of the Fair Market Value of the Common Stock on the Grant Date, and in the case of an Incentive Stock Option granted to a Participant who owns more than 10% of the total combined voting power of all classes of the stock of the Company or of its parent or subsidiary corporations (as determined under the Code, a “Ten Percent Stockholder”), will be granted with an exercise price per share not less than 110% of the Fair Market Value of the Common Stock on the Grant Date. The Plan Administrator will determine status as a Ten Percent Stockholder in accordance with Section 422 of the Code.

(f) Option Term. The maximum term of an Incentive Stock Option will not exceed 10 years, and in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, will not exceed 5 years, in each case, subject to earlier termination in accordance with the terms of the Plan and the Award Agreement.

(g) Exercisability. An Option designated as an Incentive Stock Option will cease to qualify for favorable tax treatment as an Incentive Stock Option to the extent it is exercised (if permitted by the terms of the Option) (i) more than 3 months after the date of a Participant’s termination of employment if termination was for reasons other than death or disability, (ii) more than 1 year after the date of a Participant’s termination of employment if termination was by reason of disability (as defined for purposes of Section 422 of the Code), or (iii) more than 6 months following the first day of a Participant’s leave of absence that exceeds 3 months, unless the Participant’s reemployment rights are guaranteed by statute or contract (as such rule is explained in Section 422 of the Code).

(h) Taxation of Incentive Stock Options. To obtain the tax benefits afforded to Incentive Stock Options under Section 422 of the Code, the Participant must hold the shares acquired on the exercise of an Incentive Stock Option for 2 years after the Grant Date and 1 year after the date of exercise (that is, the Participant must not Transfer the shares until at least the day after the expiration of these periods). A Participant may be subject to the alternative minimum tax at the time of exercise of an Incentive Stock Option. The Participant must give the Company prompt notice of any disposition of shares acquired on the exercise of an Incentive Stock Option prior to the expiration of these holding periods.

(i) Code Definitions. For the purposes of this Section 8, “disability,” “parent corporation” and “subsidiary corporation” will have the meanings attributed to those terms for purposes of Section 422 of the Code.

(j) Stockholder Approval. If the stockholders of the Company do not approve the Plan within 12 months after the Board’s adoption of the Plan (or the Board’s adoption of any amendment to the Plan that constitutes the adoption of a new plan for purposes of Section 422 of the Code), Incentive Stock Options granted under the Plan after the date of the Board’s adoption (or approval) will be treated as Nonqualified Stock Options. No Incentive Stock Options may be granted more than ten years after the earlier of the approval by the Board or the stockholders of the Plan (or any amendment to the Plan that constitutes the adoption of a new plan for purposes of Section 422 of the Code).

9. Restricted Stock, Restricted Stock Units and Other Stock-Based Awards.

(a) Restricted Stock. The Plan Administrator will specify whether the Award is a Restricted Stock Purchase Award or a Restricted Stock Bonus Award.

(i) Acceptance. If the Participant fails to deliver a signed Award Agreement to the Plan Administrator within 30 days after receipt, the Award will immediately expire on the 30th day after delivery of the Award Agreement to the Participant.

(ii) Section 83(b) Election. The Plan Administrator may require that the Participant deliver a completed copy of Participant’s Section 83(b) election, the taxes due in connection with that election and evidence of timely receipt of the Section 83(b) election by the Internal Revenue Service. If a Participant fails to satisfy these requirements, the Plan Administrator will instruct the Company to withhold/remit (if applicable) taxes on, and report to the applicable taxing authorities, the income recognized on each subsequent vesting date of the Award in accordance with Applicable Law. In the alternative, the Plan Administrator may grant the Award of Restricted Stock subject to a forfeiture condition whereby failure to satisfy these requirements results in the forfeiture of all unvested shares of Common Stock subject to the Award at the Participant’s original purchase price (or for no consideration, in the case of a Restricted Stock Bonus Award).

(b) Restricted Stock Units.

(i) If the Plan Administrator grants Restricted Stock Units intended to be exempt from Section 409A under Treasury Regulation Section 1.409A-1(b)(4), then (A) the Company will treat each installment of Restricted Stock Units that vests as a separate installment for purposes of Section 409A, and (B) the Company will deliver the vested shares of Common Stock (or other property or cash due on vesting) not later than the last day of the period determined under Treasury Regulation Section 1.409A-1(b)(4), which is incorporated by reference into this Plan.

(ii) If the Plan Administrator grants Restricted Stock Units intended to be compliant deferred compensation under Treasury Regulation Section 1.409A-3, then (A) the Company will treat each installment of Restricted Stock Units that vests as a separate installment for purposes of Section 409A, and (B) if the Award Agreement fails to state at least one permitted distribution event or form of payment, the Award Agreement will be deemed to provide that the earlier to occur of a Change of Control and the date that is the first day of the 6th calendar year after the Grant Date as the permitted distribution dates and a lump sum payment as the form of payment.

(c) Other Stock-Based Awards. The Plan Administrator may grant or sell Awards that are valued in whole or in part by reference to or are otherwise based on the Fair Market Value of, shares of the Company’s Common Stock. The Plan Administrator will determine the form of such Award and the terms and conditions to earning the Award in its sole discretion, including the number of shares referenced by the Award, the vesting schedule, whether it will be settled in Common Stock, cash or other property, and when it will be settled.

10. Tax Matters.

(a) Withholding. The Company will require the Participant to pay to the Company or a Related Company, as applicable, the amount of (i) any taxes that the Company or a Related Company is required by applicable federal, state, local or foreign law to withhold with respect to an Award and (ii) any other amounts due from the Participant to the Company, any Related Company or any governmental authority. The Company will not be required to issue any shares of Common Stock or otherwise settle an Award under the Plan until such tax withholding obligations and other obligations are satisfied.

(b) Section 280G. By accepting any Award under this Plan, each Participant is agreeing that if the benefits provided for under the Award, together with any amounts otherwise payable to such Participant in relation to such Participant’s service with the Company, any Related Company or any successor thereto (i) constitute “parachute payments” within the meaning of Section 280G of the Code, and (ii) would be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Participant’s benefits will be either (1) delivered in full or (2) delivered to such lesser extent which would result in no portion of such benefits being subject to the Excise Tax, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the Excise Tax, results in the receipt by such Participant on an after-tax basis, of the greatest amount of benefits, even if the benefits may still be taxable under Section 4999 of the Code. If clause (2) applies, the payments and benefits will be reduced by the Company in its reasonable discretion in the following order: (A) reduction of cash payments, which will occur in reverse chronological order with the cash payment owed on the latest date following the event triggering the Excise Tax being the first cash payment to be reduced; (B) cancellation of accelerated vesting of equity awards, which will occur in the reverse order of the date of grant for the stock awards (i.e., the vesting of the most recently granted stock awards will be reduced first); and (C) reduction of other employee benefits, which will occur in reverse chronological order with the benefit owed on the latest date following the event triggering the excise tax being the first benefit to be reduced. With respect to each of (A)-(C), if any payments or benefits constitute deferred compensation subject to Section 409A, the reduction will occur first as to amounts that are not deferred. If two or more of the same type of awards are granted on the same date, the parachute payments associated with each award will be reduced on a pro-rata basis. In no event will any Participant have any discretion with respect to the ordering of payment reductions. Any determination required under this section will be made in writing by the Company’s outside legal counsel or a nationally recognized tax or accounting firm like BDO, Deloitte or EY, whose determination will be conclusive and binding on each Participant and the Company for all purposes. The firm selected may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Section 280G and Section 4999. The Company and each Participant will furnish to such accounting firm information as they may reasonably request to make a determination under this section.

(c) Section 409A. The Company intends that the Plan and Awards granted under the Plan (unless otherwise expressly provided for in the Award Agreement and Plan Administrator resolutions approving the Award) are exempt from the requirements of Section 409A to the maximum extent possible, whether pursuant to the short-term deferral exception described in Treasury Regulation Section 1.409A-1(b)(4), the exclusion applicable to stock options, stock appreciation rights and certain other equity-based compensation under Treasury Regulation Section 1.409A-1(b)(5) or 1.409A-1(b)(6), or otherwise. The Plan Administrator will use reasonable best efforts to interpret, operate and administer the Plan and any Award granted under the Plan in a manner consistent with this intention. However, the Plan Administrator makes no representations that Awards granted under the Plan will be exempt from or comply with Section 409A and makes no undertaking to preclude Section 409A from applying to Awards granted under the Plan.

(i) If Section 409A is applicable to any Award granted under the Plan (that is, to the extent not so exempt), the Plan Administrator intends that the non-exempt Award will comply with the deferral, payout, plan termination and other limitations and restrictions imposed under Section 409A.

(ii) If necessary for exemption from, or compliance with, Section 409A:

(A) All references in the Plan or any Award granted under the Plan to the termination of the Participant’s employment or service are intended to mean the Participant’s “separation from service,” within the meaning of Section 409A(a)(2)(A)(i).

(B) The Plan Administrator will treat each installment that vests or is delivered under an Award in a series of payments or installments as a separate payment for purposes of Section 409A, unless expressly set forth in the Award Agreement that each installment is not a separate payment.

(C) If the Participant is a “specified employee,” within the meaning of Section 409A, then if necessary to avoid subjecting the Participant to the imposition of any additional tax under Section 409A, amounts that would otherwise be payable under the Plan or any Award granted under the Plan during the 6-month period immediately following the Participant’s “separation from service” will not be paid to the Participant during such period, but will instead be accumulated and paid to the Participant (or, in the event of the Participant’s death, the Participant’s estate) in a lump sum on the first business day after the earlier of the date that is 6 months following the Participant’s separation from service or the Participant’s death, unless the amounts can be paid in another manner that complies with Section 409A.

(D) If, after the Grant Date of an Award, the Plan Administrator determines that an Award is reasonably likely to fail to be either exempt from or compliant with Section 409A, the Plan Administrator reserves the right, but will not be required, to unilaterally (and without the affected Participant’s consent) amend or modify the Plan and any Award granted under the Plan so that the Award qualifies for exemption from or complies with Section 409A. Any such amendment or modification made to avoid the imposition of adverse taxation under Section 409A will be deemed not to materially adversely impact the Participant.

(E) The right to any dividends or dividend equivalents declared and paid on the number of shares underlying an Option or a Stock Appreciation Right may not be contingent, directly or indirectly, on the exercise of the Option or Stock Appreciation Right and must otherwise comply with or qualify for an exemption under Section 409A. In addition, the right to any dividends or dividend equivalents declared and paid on Restricted Stock must (i) be paid at the same time such dividends or dividend equivalents are paid to other stockholders (although it may be subject to the same restrictions as the underlying Restricted Stock) and (ii) comply with or qualify for an exemption under Section 409A.

11. Restrictions on Transfer of Awards and Common Stock. In general, any Transfer or purported Transfer of an Award or of shares of Common Stock issued under the Plan in violation of the Plan will be null and void, will have no force or effect, and the Company will not register in its records any such purported Transfer.

(a) No Transfer of Awards. A Participant may not Transfer an Award or interest in an Award other than (i) Transfers on Participant’s death by will or by the Applicable Laws of descent and distribution and (ii) Transfers of vested shares of Common Stock after the period of restrictions have lapsed or been removed and the shares have been issued to the Participant, and subject to compliance with the Company’s policies on trading in Company securities and Applicable Laws. In general, during a Participant’s lifetime, only the Participant granted the Award may exercise the Award or purchase the shares under the Award. The Plan Administrator may permit the Transfer of an Award or an interest in an Award if that Transfer complies with all Applicable Laws, such as a transfer to a trust if the Participant is considered the sole beneficial owner of the trust (as determined under Applicable Laws) or pursuant to a court-endorsed domestic relations order in a format acceptable to the Plan Administrator.

(b) No Transfer of Shares; Right of First Refusal.

(i) No Transfer of Shares. Prior to the Exit Event, a Participant may not Transfer any shares of Common Stock acquired under the Plan without the written permission of the Plan Administrator, and then only in compliance with Applicable Laws and any Transfer restrictions set forth in the Plan, the Award Agreement, the Company’s Bylaws and any agreements entered into by the Company with its stockholders.

(ii) Right of First Refusal. Before any Participant or any transferee (either being sometimes referred to herein as the “Holder”) may Transfer any shares of Common Stock acquired under the Plan or any Award Agreement (the “Shares”), the Company will have a right of first refusal (the “Right of First Refusal”) to purchase such Shares on the following terms and conditions:

(A) Notice of Proposed Transfer. The Holder will deliver to the Company a written notice (the “Notice”) stating: (1) the Holder’s bona fide intention to Transfer the Shares; (2) the name of each proposed purchaser or other transferee (“Proposed Transferee”); (3) the number of Shares to be Transferred to each Proposed Transferee; and (4) the terms and conditions of each proposed Transfer, including (without limitation) the purchase price for such Shares (the “Transfer Purchase Price”). The Holder will offer the Shares at the Transfer Purchase Price and on the same terms (or terms as similar as reasonably possible) to the Company or its assignees.

(B) Exercise of Right of First Refusal. At any time within 30 days after receipt of the Notice, the Company and/or its assignees may, by giving written notice to the Holder, elect to purchase any or all of the Shares proposed to be Transferred to any one or more of the Proposed Transferees, at the Transfer Purchase Price. If the Transfer Purchase Price consists of no legal consideration (as, for example, in the case of a Transfer by gift), the purchase price will be the fair market value of the Shares as determined in good faith by the Board. If the Transfer Purchase Price includes consideration other than cash, the cash equivalent value of the non-cash consideration will be determined by the Board in good faith.

(C) Payment. The Company or its assignees will pay the Transfer Purchase Price in cash, by cancellation of all or a portion of any outstanding indebtedness owed by the Holder, or by any combination thereof (as determined by the Company or its assignees) within 60 days after receipt of the Notice or in the manner and at the times set forth in the Notice.

(D) Holder’s Right to Transfer. If any of the Shares proposed in the Notice to be Transferred to a given Proposed Transferee are not purchased under the Right of First Refusal, then the Holder may Transfer any unpurchased Shares to that Proposed Transferee at the Transfer Purchase Price or at a higher price within 120 days after the date of the Notice. The Transfer must comply with this Plan, Applicable Laws and any Transfer restrictions set forth in the Company’s Bylaws and any stockholders’ agreements. As a condition to the Transfer, the Proposed Transferee must agree in writing that the provisions of this Plan will continue to apply to the Shares in the hands of such Proposed Transferee. The Company, in consultation with its legal counsel, may require the Holder to provide an opinion of counsel evidencing compliance with Applicable Laws. If the Shares described in the Notice are not Transferred to the Proposed Transferee within 120 days, or if the Holder proposes to change the price or other terms to make them more favorable to the Proposed Transferee, the Holder must provide a new Notice to the Company, and the Company and/or its assignees will again be offered the Right of First Refusal before any Shares held by the Holder may be sold or otherwise Transferred.

(E) Expiration. The Right of First Refusal will terminate on the Exit Event.

(F) Exception for Certain Family Transfers. A Participant may make arrangements for the Transfer of any or all of the Shares during Participant’s lifetime or on Participant’s death by will or intestacy to Participant’s Immediate Family or to a trust for the benefit of Participant or Participant’s Immediate Family without application of the Right of First Refusal, provided that the recipient agrees in writing to be bound by the same terms and conditions as Participant as set forth in this Plan and applicable Award Agreement.

(G) Restrictions Binding on Transferees. All transferees of Shares or any interest in the Shares will receive and hold the Shares or interest in the Shares subject to the provisions of this Plan and the applicable Award Agreement, including, without limitation, all Transfer restrictions, the Right of First Refusal and the Market Standoff, and must agree in writing to be bound by such provisions as a condition to such Transfer. Any Transfer of the Shares will be void unless the provisions of this Plan are satisfied.

(H) Status of Shares. On the exercise by the Company or its assignees of the Right of First Refusal, the Company or its assignees will become the legal and beneficial owner of the Shares being purchased and will have all rights and interest therein or related thereto, and Participant or the person from whom such Shares are being purchased will no longer have any rights as a Holder of such Shares (other than the right to receive the Transfer Purchase Price) whether or not any certificates therefor have been delivered to the Company. The Company or its assignees have the right to Transfer to its own name the Shares being purchased by the Company or its assignees, without further action by Participant. If the Company is the purchaser of the Shares, the Shares will return to the Share Reserve and become available for grant again (unless the Board determines otherwise in connection with the Company’s exercise of the Right of First Refusal).

(iii) Legends. Any stock certificate, or in the case of uncertificated securities, notices of issuance with respect to, shares of stock of the Company will bear legends in substantially the following forms (as well as any legends required by Applicable Laws):

(A) “THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT EFFECTIVE REGISTRATIONS THEREUNDER OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATIONS ARE NOT REQUIRED.”

(B) “THE SHARES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN EQUITY INCENTIVE PLAN AND/OR AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, COPIES OF WHICH ARE ON FILE WITH AND MAY BE OBTAINED FROM THE SECRETARY OF THE COMPANY AT NO CHARGE.”

(iv) Stop-Transfer Notices. Each Participant agrees that, to ensure compliance with the limitations on Transfer referred to in this Plan (including, without limitation, the Right of First Refusal and the Market Standoff), the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company Transfers its own securities, it may make appropriate notations to the same effect in its own records.

(v) Refusal to Transfer. The Company will not be required (i) to Transfer on its books any shares of Common Stock that have been purportedly Transferred in violation of any of the provisions of this Plan or (ii) to treat as owner of the shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom the shares have purportedly been so Transferred. In general, any Transfer or purported Transfer of an Award or of shares of Common Stock issued under the Plan in violation of the Plan will be null and void and will have no force or effect.

(c) Market Standoff. Each Participant will not, without the prior written consent of the managing underwriter (if applicable) and the Company, during the period commencing on the date of (i) the final prospectus relating to the IPO or (ii) the consummation of a SPAC Transaction, as applicable, and ending on the date specified by the Company and the Company and/or the managing underwriter, as applicable (such period not to exceed 180 days, which period may be extended upon the request of the Company and/or the managing underwriter, to the extent required by any NASD, NYSE or FINRA rules, for an additional period of up to 15 days if the Company issues or proposes to issue an earnings or other public release within 15 days after the expiration of the 180-day period), (A) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right or warrant to purchase; or otherwise Transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock held immediately before the effective date of the registration statement for the IPO or consummation of the SPAC Transaction, as applicable, or (A) enter into any swap or other arrangement that Transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise (these limitations, the “Market Standoff”). The foregoing provisions of this Section 11(c) will apply only to the IPO or a SPAC Transaction, will not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, or the Transfer of any shares to any trust for the direct or indirect benefit of the Participant or the Immediate Family of the Participant, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such Transfer does not involve a disposition for value. The underwriters of the IPO are intended third party beneficiaries of this Section 11(c) and will have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Participant further agrees to execute such agreements as may be requested by the underwriters (if applicable) and by the Company that are consistent with this Section 11(c) or that are necessary to give further effect thereto.

(d) Vested Share Repurchase Right. The Plan Administrator may grant an Award that includes a provision whereby the Plan Administrator has the right, but not the obligation, to repurchase all or any part of the shares of Common Stock acquired by the Participant under the Award. The terms of any repurchase option will be specified in the Award Agreement. Unless otherwise set forth in the Award Agreement (which terms will control), and subject to compliance with Applicable Laws:

(i) The repurchase price for vested shares of Common Stock will be the Fair Market Value of the shares of Common Stock on the date of repurchase, unless the Plan Administrator determines the Participant engaged in Cause for Termination of Service, in which case the repurchase price will be the lower of (A) the Fair Market Value of the shares of Common Stock on the date of repurchase and (B) the original purchase price.

(ii) The Plan Administrator will not exercise its repurchase option until at least 6 months (or such longer or shorter period of time necessary to avoid classification of the Award as a liability for financial accounting purposes) have elapsed following the delivery of the shares. The Plan Administrator reserves the right to assign this right of repurchase.

(iii) The repurchase right will expire on the earliest to occur of (A) the third anniversary of the Termination of Service or (B) the Exit Event.

12. Changes to Company’s Common Stock.

(a) If the Company undertakes a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to stockholders other than a normal cash dividend, or other change in the Company’s corporate or capital structure that constitutes an equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto) and that results in (i) the outstanding shares of Common Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or kind of securities of the Company or any other company or (ii) new, different or additional securities of the Company or any other company being received by the holders of shares of Common Stock, then the Plan Administrator will make proportional adjustments in (A) the maximum number and kind of securities available for issuance under the Plan; (B) the maximum number and kind of securities issuable as Incentive Stock Options; and (C) the number and kind of securities that are subject to any outstanding Award and the per share price of such securities, without any change in the aggregate price to be paid under the Award, in each case as necessary to prevent the diminution or enlargement of rights under this Plan. The determination by the Plan Administrator as to the terms of any of the foregoing adjustments will be conclusive and binding. For clarity, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services rendered, either on direct sale or on the exercise of rights or warrants to subscribe therefor, or on conversion of shares or obligations of the Company convertible into such shares or other securities, will not affect, and no adjustment by reason thereof will be made with respect to, outstanding Awards.

(b) Dissolution or Liquidation. To the extent not previously exercised or settled, and unless otherwise determined by the Plan Administrator in its sole discretion, Awards will terminate immediately prior to the dissolution or liquidation of the Company. If a vesting condition, forfeiture provision or repurchase right applicable to an Award has not been waived by the Plan Administrator, the portion of the Award subject to that condition, provision or right will be forfeited immediately prior to the consummation of the dissolution or liquidation.

(c) Change of Control. The following provisions will apply to Awards in the event of a Change of Control unless otherwise provided in the Award Agreement or any other written agreement between the Company or any Related Company and the Participant. In the event of a Change of Control, the Plan Administrator may take one or more of the following actions with respect to Awards, contingent on the closing or completion of the Change of Control:

(i) arrange for the surviving or acquiring company (or its parent company) to assume or continue the Award or to substitute a similar stock-based award for the Award (including, but not limited to, an award to acquire the same consideration paid to the stockholders of the Company pursuant to the Change of Control) that preserves the material terms of the original Award;

(ii) arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to the Award to the surviving or acquiring company (or its parent company);

(iii) accelerate the vesting, in whole or in part, of the Award held by a Participant who has not had a Termination of Service (and, if applicable, the time at which the Award may be exercised or settled) to a date prior to the effective time of such Change of Control as the Plan Administrator determines (or, if the Plan Administrator does not determine such a date, to the date that is five days prior to the effective date of the Change of Control), with such Award terminating immediately prior to the effective time of the Change of Control;

(iv) arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to the Award on a date prior to the effective time of such Change of Control as the Plan Administrator will determine (or, if the Plan Administrator will not determine such a date, on the date that is five days prior to the effective date of the Change of Control);

(v) cancel or arrange for the cancellation of the Award, to the extent not vested or not exercised prior to the effective time of the Change of Control, in exchange for such cash consideration, if any, as the Plan Administrator, in its sole discretion, may consider appropriate; and

(vi) make a payment, in such form as may be determined by the Plan Administrator equal to the excess, if any, of (A) the value of the property the Participant would have received on the exercise or settlement of the Award immediately prior to the effective time of the Change of Control, over (B) any price payable by such holder in connection with such exercise or settlement, in consideration for the termination of such Award at or immediately prior to the closing. For clarity, this payment may be zero if the Fair Market Value of the property is equal to or less than the exercise or purchase price.

The Plan Administrator need not take the same action with respect to all Awards or portions thereof or with respect to all Participants. The Plan Administrator may take different actions with respect to the vested and unvested portions of an Award. The Plan Administrator may provide that payments may be subject to the same terms and conditions as the payment of consideration to the holders of the Company’s Common Stock in connection with the Change of Control, including any delay as a result of escrows, earn outs, holdbacks or other contingencies. The Plan Administrator may also provide that payments made over time will remain subject to substantially the same vesting schedule as the Award, including any performance-based vesting metrics that applied to the Award immediately prior to the closing of the Change of Control.

(d) Further Adjustment of Awards. The Plan Administrator will have the discretion to take additional action as it determines to be necessary or advisable with respect to Awards. Such authorized action may include (but will not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, lifting restrictions and other modifications, and the Plan Administrator may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants. The Plan Administrator may take such action before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation, dissolution or change of control that is the reason for such action.

(e) No Limitations. The grant of Awards will in no way affect the Company’s right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or Transfer all or any part of its business or assets.

(f) Payment Conditions. By accepting an Award under the Plan, each Participant agrees that if an Award is to be terminated in connection with a Change of Control in exchange for a payment in cash, securities or other property, a condition to receipt of any such payment is that the Participant execute an Award termination agreement providing for, among other things, (i) the Participant’s agreement and consent to (x) the amount of such consideration to be paid in respect of the Award and (y) the termination of the Award in exchange for such consideration, (ii) the Participant’s agreement to be bound by the indemnification, escrow, earn-out, holdback or similar arrangements contained in the definitive agreements relating to the Change of Control that are applicable to holders of Common Stock generally, (iii) a customary release of any and all claims the Participant may have, whether known, unknown or otherwise, arising from or relating to the Award and ownership of Company securities, including any claims relating to cash, equity or other compensation, (iv) the Participant’s agreement to keep all non-public information provided in connection with the Change of Control transaction confidential, and (v) other customary provisions.

(g) Fractional Shares. In the event of any adjustment in the number of shares covered by any Award, each such Award will cover only the number of full shares resulting from such adjustment, and any fractional shares resulting from such adjustment will be disregarded.

13. Term of the Plan. This Plan will expire 10 years after the adoption of the Plan by the Board. The Plan Administrator may not grant new Awards after the expiration of the Plan or the date the Plan is otherwise terminated. Stockholders of the Company must approve the Plan and any increase in the Share Reserve and ISO Limit not later than 12 months after the Plan, Share Reserve or ISO Limit increase, as applicable, is adopted by the Board.

14. Amendment and Termination.

(a) Plan Amendment, Suspension or Termination. The Plan Administrator may amend, suspend or terminate the Plan or any portion of the Plan at any time and in such respects as it will deem advisable. No amendment will be effective absent stockholder approval if required by Applicable Law, including any amendment that would increase the Share Reserve or ISO Limit.

(b) Award Amendment. The Plan Administrator may amend any Award at any time. However, the Plan Administrator may not amend an Award in a manner that materially adversely impacts the rights of the Participant holding that Award without the Participant’s written consent. A Participant will not be deemed to have been materially adversely impacted if, without the consent of the Participant, the Board amends an Award: (i) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code, (ii) to change the terms of an Incentive Stock Option, to the extent such change results in impairment of the Award solely because it impairs the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code, (iii) to clarify the manner of exemption from, or to bring the Award into compliance with Section 409A, (iv) to correct clerical or typographical errors, or (v) to comply with other Applicable Laws.

15. No Individual Rights.

(a) No individual or Participant will have any claim to be granted any Award under the Plan. The Company has no obligation for uniformity of treatment of Participants under the Plan.

(b) Nothing in the Plan or any Award will be deemed to constitute an employment contract or confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other service relationship with, the Company or any Related Company or limit in any way the right of the Company or any Related Company to terminate a Participant’s Service relationship at any time, with or without cause.

16. Conditions on Issuance of Shares.

(a) The Company will have no obligation to issue or deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless, in the opinion of the Company’s counsel, such issuance, delivery or distribution would comply with all Applicable Laws.

(b) The Company will be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under Applicable Laws, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any regulatory commission or agency the authority that legal counsel for the Company deems necessary or advisable for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock under those Awards.

(c) As a condition to the receipt of Common Stock under the Plan, the Plan Administrator may require the Participant to (i) represent and warrant that such shares are being purchased or received only for the Participant’s own account and without any present intention to sell or distribute such shares, (ii) appoint the Company’s Chief Executive Officer (or other member of the Board) as having the sole and exclusive power of attorney to vote all shares of Common Stock subject to the Award, which power will be effective until the Exit Event, and (iii) undertake additional actions as necessary to comply with Applicable Laws.

(d) The Company may issue shares of Common Stock on a noncertificated basis, including as digital assets located on a distributed ledger or blockchain, to the extent not prohibited by Applicable Law.

17. No Rights as a Stockholder. Unless otherwise provided by the Plan Administrator or in the Award Agreement or in a written employment, services or other agreement, no Participant will be deemed to be the holder of, or have any rights of a holder of, the shares of Common Stock subject to an Award unless and until the date of issuance under the Plan of the shares that are the subject of such Award. No adjustment to an Award will be made for a dividend or other right for which the record date is prior to the date the shares of Common Stock are issued, except as provided in Section 12.

18. Participants in Other Countries or Jurisdictions. The Plan Administrator may grant Awards to Eligible Persons who are foreign nationals on such terms and conditions different from those specified in the Plan, as may, in the judgment of the Plan Administrator, be necessary or desirable to foster and promote achievement of the purposes of the Plan. The Plan Administrator has the authority to adopt Plan modifications, administrative procedures, subplans and the like as may be necessary or desirable to comply with provisions of the Applicable Laws of other countries or jurisdictions in which the Company or any Related Company may operate or have employees.

19. No Trust or Fund. The Plan is intended to constitute an “unfunded” plan. Nothing contained herein will require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant. No Participant will have any rights that are greater than those of a general unsecured creditor of the Company. Proceeds received by the Company from the sale of shares of Common Stock pursuant to Awards will constitute general funds of the Company.

20. Successors. All obligations of the Company under the Plan with respect to Awards will be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all the business and/or assets of the Company. The Plan and conditions of any Award will be binding on the Participant and the Participant’s estate, executor, any receiver or trustee in bankruptcy and any representative of Participant’s creditors.

21. Severability. If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Plan Administrator, such provision will be construed or deemed amended to conform to Applicable Laws. If any such provision cannot be so construed or deemed amended without, in the Plan Administrator’s determination, materially altering the intent of the Plan or the Award, such provision will be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award will remain in full force and effect.

22. Choice of Law and Venue. The Plan, all Awards granted thereunder, and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, will be governed by the laws of the state of Delaware without giving effect to principles of conflicts of law. Participants irrevocably consent to the nonexclusive jurisdiction and venue of the state and federal courts located in the state of Delaware.

23. Legal Requirements. The granting of Awards and the issuance of shares of Common Stock under the Plan are subject to all Applicable Laws.

24. Financial Statements. To the extent required by Applicable Law, the Company will provide annual financial statements of the Company to each Participant holding an outstanding Award under the Plan. Such financial statements need not be audited and need not be issued to key persons whose duties at the Company assure them

APPENDIX A

DEFINITIONS

For purposes of the Plan:

“Acceleration Conditions” means the Participant signs, and does not revoke, the Company’s standard form of release of all claims so that it is effective not later than 60 days after the Termination of Service, resigns from all positions the Participant then holds with the Company, and otherwise complies with all continuing obligations to the Company.

“Acquired Entity” means any entity acquired by the Company or a Related Company or with which the Company or a Related Company merges or combines.

“Admin Portal” means any third-party online stock plan administration portal used to document and administer the Plan and Awards granted hereunder (e.g. Carta, Shareworks, etc.).

“Applicable Law” means the requirements relating to the administration of this Plan and the Awards granted hereunder under any applicable securities, federal, state, foreign, material local or municipal or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, listing rule, regulation, judicial decision, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any governmental body (including under the authority of any applicable self- regulating organization such as the Nasdaq Stock Market, New York Stock Exchange, or the Financial Industry Regulatory Authority).

“Award” means any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit or cash-based award or other incentive payable in cash or in shares of Common Stock, as may be designated by the Plan Administrator from time to time.

“Award Agreement” means the written document stating the terms of the Award.

“Award Expiration Date” means the last day of the maximum term of an Award.

“Board” means the Board of Directors of the Company.

“Cause,” unless otherwise defined in an Award Agreement or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means, with respect to a Participant, the occurrence of any of the following events: (i) such Participant’s commission of any felony; (ii) such Participant’s commission of a crime involving fraud or dishonesty under the laws of the United States or any state thereof that are applicable to that Participant and which crime is reasonably likely to result in material adverse effects on the Company or a Related Company; (iii) such Participant’s material violation of any contract or agreement between the Participant and the Company or a Related Company or material breach of any statutory duty owed to the Company or a Related Company; (iv) such Participant’s unauthorized use or disclosure of the confidential information or trade secrets of the Company or a Related Company; or (v) such Participant’s gross misconduct that is reasonably likely to result in material adverse effects on the Company or a Related Company. The determination that a termination of the Participant is either for Cause or without Cause will be made by the Plan Administrator, in its sole discretion. Any determination by the Plan Administrator that a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant will have no effect on any determination of the rights or obligations of the Company or such Participant for any other purpose.

“Change of Control,” unless the Plan Administrator determines otherwise with respect to an Award at the time the Award is granted or unless otherwise defined for purposes of an Award in a written employment, services or other agreement between the Participant and the Company or a Related Company, means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

(1) Any person or entity becomes the owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction.

(2) There is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving entity in such merger, consolidation or similar transaction, or (B) more than 50% of the combined outstanding voting power of the parent of the surviving entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their ownership of the outstanding voting securities of the Company immediately prior to such transaction; or

(3) There is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its subsidiaries to a person or entity, more than 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition.

However, (A) the term Change of Control will not include (i) a SPAC Transaction (except as determined by the Board in its sole discretion) or (ii) a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, and (B) the definition of Change of Control (or any analogous term) in an individual written agreement between the Company or any Related Companies and the Participant will supersede the foregoing definition with respect to Awards subject to such agreement.

In addition, a Change of Control will not be deemed to occur (A) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other entity or person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (B) solely because the level of ownership held by any person or entity (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding. However, if a Change of Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities owned by the Subject Person over the designated percentage threshold, then a Change of Control will be deemed to occur.

If necessary for compliance with Section 409A, no transaction will be a Change of Control unless it is also a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the Company’s assets, as provided in Section 409A(a)(2)(A)(v) of the Code and Treasury Regulations Section 1.409A-3(i)(5).

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means a duly authorized committee of the Board that is structured to satisfy Applicable Laws for purposes of the actions being taken by that Committee.

“Common Stock” means the common stock, par value $0.0001 per share, of the Company.

“Company” means Picard Medical, Inc., a Delaware corporation.

“Disability,” unless otherwise defined by the Plan Administrator for purposes of the Plan or in an Award Agreement or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means a mental or physical impairment of the Participant that is expected to result in death or that has lasted or is expected to last for a continuous period of 12 months or more and that causes the Participant to be unable to perform the Participant’s material duties for the Company or a Related Company and to be engaged in any substantial gainful activity, in each case as determined by the Company’s chief human resources officer or other person performing that function or, in the case of directors and executive officers, the Plan Administrator, each of whose determination will be conclusive and binding.

“Effective Date” means the date the Plan is approved by the Board.

“Eligible Person” means any person eligible to receive an Award as set forth in Section 5 of the Plan.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Exit Event” means the earliest to occur of (i) the closing of a Change of Control, (ii) the consummation of an IPO or (iii) the consummation of a SPAC Transaction.

“Fair Market Value” means the per share fair market value of the Common Stock as established in good faith by the Plan Administrator. In general, if the Common Stock is listed on an established stock exchange or national market system, the Plan Administrator will use the closing sales price for the Common Stock on any given date during regular trading, or if not trading on that date, such price on the last preceding date on which the Common Stock was traded, unless determined otherwise by the Plan Administrator using such methods or procedures as it may establish. If the Common Stock is not listed on a national stock exchange or national market system, the Plan Administrator will determine Fair Market Value in a manner consistent with Sections 409A and 422 of the Code. However, in determining the value of a share for purposes of tax reporting purposes and such other purposes as determined by the Plan Administrator, the Plan Administrator may calculate Fair Market Value using the foregoing methods, the actual sales price in the transaction at issue (e.g., “sell to cover”), or such other value determined by the Company’s general counsel or principal financial officer in good faith in a manner that complies with applicable tax laws.

“Good Reason” will have the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term as applicable to an Award and, in the absence of such agreement, such term means, with respect to a Participant, the Participant’s resignation from all positions such Participant then-holds with the Company following: (i) a reduction in the Participant’s base salary of more than 10% or (ii) the required relocation of Participant’s primary work location to a facility that increases the Participant’s one-way commute by more than 50 miles, in either case, only if (x) Participant provides written notice to the Company’s Chief Executive Officer within 30 days following such event identifying the nature of the event, (y) the Company fails to cure such event within 30 days following receipt of such written notice and (z) Participant’s resignation is effective not later than 30 days thereafter.

“Grant Date” means the later of (a) the date on which the Plan Administrator completes the corporate action authorizing the grant of an Award or such later date specified by the Plan Administrator and (b) the date on which all conditions precedent to an Award have been satisfied, provided that conditions to the exercisability or vesting of Awards will not defer the Grant Date.

“Immediate Family” means lineal descendant or antecedent, spouse (or spouse’s antecedents), ex-spouse (but solely in connection with a Transfer made pursuant to a divorce settlement), parent, sibling (or their descendants), stepchild (or their antecedents or descendants), sibling of a parent (or their antecedents or descendants), spouse of a sibling (or their antecedents or descendants) and will include adoptive relationships, or any person sharing Participant’s household (other than a tenant or an employee). For purposes of this definition, “spouse” includes “spousal equivalents” as such term is defined in Rule 501(j) of Regulation D under the Securities Act.

“Incentive Stock Option” or “ISO” means an Option granted with the intention that it qualify as an “incentive stock option” as that term is defined for purposes of Section 422 of the Code or any successor provision.

“IPO” means the first sale of Common Stock to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act, including a registration statement in connection with a direct listing, but excluding a registration statement relating solely to the issuance of Common Stock pursuant to a business combination or an employee incentive or benefit plan.

“Nonqualified Stock Option,” “Nonstatutory Stock Option,” or “NSO” means an Option that does not qualify as an Incentive Stock Option.

“Option” means a right to purchase Common Stock granted under Section 7 of the Plan. Options are either Incentive Stock Options or Nonstatutory Stock Options.

“Option Term” means the maximum term of an Option as set forth in Section 7(b) of the Plan.

“Participant” means any Eligible Person to whom an Award is granted.

“Performance Metrics” means performance objectives measuring achievement in earnings (including earnings per share or net earnings); earnings before interest, taxes and depreciation; earnings before interest, taxes, depreciation and amortization; total stockholder return; return on equity or average stockholder’s equity; return on assets, investment, or capital employed; stock price; margin (including gross margin); income (before or after taxes); operating income; operating income after taxes; pre-tax profit; operating cash flow; sales or revenue targets; increases in revenue or product revenue; expenses and cost reduction goals; improvement in or attainment of working capital levels; economic value added (or an equivalent metric); market share; cash flow; cash flow per share; share price performance; debt reduction; customer satisfaction; stockholders’ equity; capital expenditures; debt levels; operating profit or net operating profit; workforce diversity; growth of net income or operating income; billings; financing; regulatory milestones; stockholder liquidity; corporate governance and compliance; environmental or climate impact; social good impact; intellectual property; personnel matters; progress of internal research; progress of partnered programs; partner satisfaction; budget management; partner or collaborator achievements; internal controls, including those related to the Sarbanes-Oxley Act of 2002; investor relations, analysts and communication; implementation or completion of projects or processes; employee retention; strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property); establishing relationships with respect to the marketing, distribution and sale of the Company’s products; supply chain achievements; co-development, co-marketing, profit sharing, joint venture or other similar arrangements; individual performance goals; corporate development and planning goals; and other measures of performance selected by the Plan Administrator. Performance Metrics may be measured on an absolute basis or relative to a pre-established target, across or within Performance Periods, and, with respect to financial metrics, in accordance with or with deviations from either United States Generally Accepted Accounting Principles (“GAAP”) or International Accounting Standards Board (“IASB”) principles.

“Plan” means the Amended and Restated 2021 Equity Incentive Plan.

“Plan Administrator” has the meaning set forth in Section 3(a) of the Plan.

“Related Company” means any “parent” or “subsidiary” of the Company, as such terms are defined under Rule 405 of the Securities Act. The Plan Administrator will determine status as a Related Company.

“Restricted Stock” means an Award of shares of Common Stock, either without payment of a purchase price (a “Restricted Stock Bonus Award”) or with payment of a purchase price (a “Restricted Stock Purchase Award”).

“Restricted Stock Unit” or “RSU” means an Award denominated in units of Common Stock that represents an unfunded, unsecured right to receive the Fair Market Value of one share of Common Stock for each unit subject to the Award in cash, Common Stock or other securities, on the date of vesting or settlement.

“Section 409A” means Section 409A of the Code.

“Section 83(b)” means Section 83(b) of the Code.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Service” means there has not been a Termination of Service with respect to a Participant.

“SPAC Transaction” means a transaction in which the Company’s outstanding shares of capital stock are exchanged for or otherwise converted into securities that are publicly listed, or contemplated to be publicly listed pursuant to the transaction governing such exchange or conversion, on a securities exchange, excluding an IPO, but including through a merger, acquisition, business combination or similar transaction, in one transaction or series of related transactions, involving a vehicle commonly known as a special purpose acquisition company (SPAC), a reverse merger or otherwise.

“Stock Appreciation Right” or “SAR” means a right to receive, in cash, shares of Common Stock or other securities, (i) the Fair Market Value per share of Common Stock on the date of exercise minus the grant price per share of Common Stock subject to the SAR, multiplied by (ii) the number of shares of Common Stock with respect to which the SAR is exercised.

“Substitute Awards” means Awards granted or shares of Common Stock issued by the Company in substitution or exchange for awards previously granted by an Acquired Entity.

“Successor Company” means the surviving company, the successor company, the acquiring company or its parent, as applicable, in connection with a Change of Control.

“Termination of Service,” unless the Plan Administrator determines otherwise with respect to an Award, means a termination of employment or service relationship with the Company or a Related Company for any reason, whether voluntary or involuntary, including by reason of death or Disability. Any question as to whether and when there has been a Termination of Service for the purposes of an Award and the cause of such Termination of Service will be determined by the Company’s chief human resources officer or other person performing that function or, with respect to directors and executive officers, by the Plan Administrator, whose determination will be conclusive and binding. Transfer of a Participant’s employment or service relationship between the Company and any Related Company will not be considered a Termination of Service for purposes of an Award. Unless the Plan Administrator determines otherwise, a Termination of Service will be deemed to occur if the Participant’s employment or service relationship is with an entity that has ceased to be a Related Company. A Participant’s change in status from an employee of the Company or a Related Company to a nonemployee director, consultant, advisor or independent contractor of the Company or a Related Company, or a change in status from a nonemployee director, consultant, advisor or independent contractor of the Company or a Related Company to an employee of the Company or a Related Company, will not be considered a Termination of Service.

“Transfer” means, as the context may require, (a) any sale, assignment, pledge (as collateral for a loan or as security for the performance of an obligation or for any other purpose), hypothecation, mortgage, encumbrance or other disposition, whether by contract, gift, will, intestate succession, operation of law or otherwise, of all or any part of an Award or shares issued thereunder, as applicable, (b) any transaction designed to give the stockholder essentially the same economic benefit as any of the foregoing, and (c) any verb equivalent of the foregoing.

“Vesting Commencement Date” means the Grant Date or such other date selected by the Plan Administrator as the date from which an Award begins to vest.

“Warrant” means a warrant to purchase Common Stock granted under Section 7 of the Plan.